Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Wellman International Limited:
We consent to the incorporation by reference in registration statements (Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,33-54075, 33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568, 333-62572, and 333-117017) on Form S-8 and in registration statements (Nos. 33-36001, 333-60175, 333-121743, and 333-133092) on Form S-3 of Wellman, Inc. of our reports dated 13 March, 2007, with respect to the consolidated balance sheets of Wellman International Limited as of 31 December 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and other comprehensive (loss)/income, and cash flows for each of the years in the three-year period ended 31 December 2006, and management’s assessment of the effectiveness of internal controls over financial reporting as of 31 December 2006, and the effectiveness of internal control over financial reporting as of 31 December 2006, which reports appear in the 31 December 2006 annual report on Form 10-K of Wellman, Inc.
/s/KPMG
Chartered Accountants
Registered Auditor
Dublin, Ireland
15 March, 2007